UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 20, 2016
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director

On September 20, 2016, the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company (“Utility”) elected Eric D. Mullins to serve as a director of PG&E Corporation and the Utility, respectively, effective immediately.  Mr. Mullins also has been appointed to serve as a member of the Audit Committee of each of PG&E Corporation’s and the Utility’s Board of Directors.  A copy of the related press release is attached to this report as Exhibit 99.1.

Mr. Mullins will participate in PG&E Corporation and the Utility’s compensation program for non-employee directors, as modified effective January 1, 2016 and described in PG&E Corporation and the Utility’s joint proxy statement filed with the Securities and Exchange Commission on April 11, 2016.  Pursuant to the program, Mr. Mullins will be entitled to receive the following compensation: (i) a quarterly Board retainer of $30,000 ($120,000 annually), and (ii) equity awards valued at $140,000, consisting of restricted stock units to be automatically awarded under the PG&E Corporation 2014 Long-Term Incentive Plan each year following the annual election of directors.

PG&E Corporation’s and the Utility’s Corporate Governance Guidelines require that at least 75% of each Board be composed of independent directors, as defined in the Corporate Governance Guidelines.  The Boards of PG&E Corporation and the Utility have affirmatively determined that Mr. Mullins is an independent director.  The composition of each of PG&E Corporation’s and the Utility’s Boards of Directors currently meets the Corporate Governance Guidelines.  The Boards of Directors of each of PG&E Corporation and the Utility also have determined that Mr. Mullins is an audit committee financial expert.  As a result, the number of audit committee financial experts serving on the Audit Committee of the Boards of Directors of PG&E Corporation and the Utility increased from 4 to 5.

There are no arrangements or understandings pursuant to which Mr. Mullins was selected as a director of PG&E Corporation or of the Utility.  Mr. Mullins does not have any relationship or related transaction with PG&E Corporation or the Utility that would require disclosure pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To accommodate the election of Mr. Mullins reported under Item 5.02 of this Current Report on Form 8-K, on September 20, 2016, the Boards of Directors of PG&E Corporation and the Utility adopted resolutions to amend each company’s respective Bylaws to increase the number of directors on the Board of Directors of PG&E Corporation to 13 and on the Board of Directors of the Utility to 15.  PG&E Corporation’s Bylaws state that the authorized number of directors may not be less than 7 nor more than 13 and the Utility’s Bylaws state that the authorized number of directors may not be less than 9 nor more than 17.  Each company’s Bylaws permit the Board of Directors to amend the respective company’s Bylaws to set the exact number of directors within the stated range.  The amendments to the Bylaws are effective immediately.  The text of the amendment to PG&E Corporation’s Bylaws is attached to this report as Exhibit 99.2, and the text of the amendment to the Utility’s Bylaws is attached to this report as Exhibit 99.3.

Item 7.01	Regulation FD Disclosure.

On September 27, 2016, Anthony F. Earley, Jr., Chairman, Chief Executive Officer, and President of PG&E Corporation will participate on a panel and, together with other members of management, will meet with various investment professionals at the Wolfe Research Power and Gas Leaders Conference in New York, New York.

During these meetings, management may refer to the presentation slides that were used during PG&E Corporation’s earnings conference call and webcast held on July 28, 2016.  These materials have been furnished to the Securities and Exchange Commission (“SEC”) on a Current Report on Form 8-K dated July 28, 2016 and can be accessed through the “Investors” section of PG&E Corporation’s website at www.pgecorp.com, as previously updated to correct an immaterial typographic error in the number of outstanding shares of PG&E Corporation at June 30, 2016, on slide 10 of the presentation.  Management may also refer to the presentation slides that were used at the California Public Utilities Commission’s 2017 General Rate Case (GRC) workshop on August 30, 2016, and previously furnished to the SEC on a Current Report on Form 8-K dated August 30, 2016.

Item 9.01	Financial Statements and Exhibits.

Exhibit 99.1	Press Release dated September 21, 2016

Exhibit 99.2	Text of the amendment to the Bylaws of PG&E Corporation effective September 20, 2016

Exhibit 99.3	Text of the amendment to the Bylaws of Pacific Gas and Electric Company effective September 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: September 21, 2016	By:	/s/ LINDA Y.H. CHENG
LINDA Y.H. CHENG
Vice President, Corporate Governance and
Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: September 21, 2016	By:	/s/ LINDA Y.H. CHENG
LINDA Y.H. CHENG
Vice President, Corporate Governance and
Corporate Secretary

Exhibit Index

Exhibit 99.1	Press Release dated September 21, 2016
Exhibit 99.2	Text of the amendment to the Bylaws of PG&E Corporation effective September 20, 2016
Exhibit 99.3	Text of the amendment to the Bylaws of Pacific Gas and Electric Company effective September 20, 2016